UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2016

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

77 Rio Robles, San Jose, California 95134
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 15, 2016, Arnaud Chaperon and Humbert de Wendel resigned from the Board of Directors (the “Board”) of SunPower Corporation (the “Company”), and the Board appointed Helle Kristoffersen and Laurent Wolffsheim to serve as members of the Board. Messrs. Chaperon and de Wendel had served as designees of Total Energies Nouvelles Activités USA, formerly known as Total Gas & Power USA, SAS (“Total”) pursuant to the Affiliation Agreement, dated April 28, 2011, as amended, between Total and the Company, and Mr. Wolffsheim and Ms. Kristoffersen are replacing Messrs. Chaperon and de Wendel, respectively, as Total’s designees on the Board.
Ms. Kristoffersen has served as Senior Vice President, Strategy and Corporate Affairs, Gas, Renewables & Power segment for Total S.A. since September 2016. From January 2012 to August 2016, she was Senior Vice President, Strategy & Business Intelligence at the group level of Total S.A. Prior to that, she served as Deputy Vice President of the same department since January 2011. In 1994, she joined Alcatel, where she spent 16 years and served in particular as Vice President Corporate Strategy of Alcatel and subsequently Alcatel-Lucent. She currently serves as a director of Orange and PSA Group (Peugeot). Ms. Kristoffersen served as a director of Valeo from 2007 to 2013. Ms. Kristoffersen is a graduate of the Ecole Normale Supérieure and the Paris Graduate School of Economics, Statistics and Finance (ENSAE). Ms. Kristoffersen also holds a master's degree in econometrics from Université Paris 1.
Mr. Wolffsheim has served as Vice President, Budget & Financial Control for the Total group since February 2014. Before that, he served as Strategic Planning Manager within the Refining & Chemicals division of Total S.A. and Managing Director of Total Polska Sp. z o.o. Prior to those positions, Mr. Wolffsheim held various other positions within the Total group, where he has been employed since 1995. Mr. Wolffsheim holds a degree in engineering from the Ecole Centrale de Lyon and a degree in business administration from École Supérieure des Sciences Économiques et Commerciales.
Ms. Kristoffersen serves as a Class III director, to serve until the Company’s annual meeting of stockholders to be held in 2017 and Mr. Wolffsheim serves as a Class I director, to serve until the Company’s annual meeting of stockholders to be held in 2018. Committee membership for Ms. Kristoffersen and Mr. Wolffsheim has not yet been determined.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

September 21, 2016	By:	/S/ CHARLES D. BOYNTON
	Name:	Charles D. Boynton
	Title:	Executive Vice President and Chief Financial Officer